UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2016

SELECTA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Arsenal Street, Building One

Watertown, MA 02472

(Address of principal executive offices) (Zip Code)

(617) 923-1400

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2016, Selecta Biosciences, Inc. (the “Company”) and ARE-480 Arsenal Street, LLC (“ARE”) entered into an amendment (“the Amendment”) to the lease agreement (as amended, the “Lease”) for approximately 27,833 rentable square feet in a building located at 480 Arsenal Street, Watertown, Massachusetts, which serves as the Company’s corporate headquarters.

The Amendment extends the expiration date of the Lease term from March 31, 2017 to March 31, 2020.  Under the Amendment, the Company is obligated to pay ARE an initial annual base rent of approximately $1,263,000 beginning on April 1, 2017.  The Company’s annual base rent will increase by three percent of the then-current base rent on April 1, 2018, and again on April 1, 2019.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Fourth Amendment to Lease, dated August 21, 2016, by and between ARE-480 Arsenal Street, LLC and Selecta Biosciences, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: September 14, 2016	By:	/s/ David Abraham
David Abraham
General Counsel, Chief Compliance Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment to Lease, dated August 21, 2016, by and between ARE-480 Arsenal Street, LLC and Selecta Biosciences, Inc.